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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-44445 of Big Flower Holdings, Inc. and Big Flower Trust I of our report dated February 9, 1998 appearing in the Annual Report on Form 10-K of Big Flower Holdings, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Stamford, Connecticut

April 13, 1998